                                                                    Exhibit 10.1

                             STARMEDIA NETWORK, INC.

                          SECURITIES PURCHASE AGREEMENT

                            DATED AS OF MAY 30, 2001

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT is entered into as of May 30, 2001, by and among StarMedia Network, Inc., a Delaware corporation (the "Company"), BellSouth Enterprises, Inc., a Georgia corporation ("BellSouth"), and each of the additional investors set forth on Schedule A attached hereto (each, a "Co-Investor" and, collectively, the "Co-Investors"). At times, BellSouth and the Co-Investors may be collectively referred to as the "Purchasers".

      All capitalized terms included in this Agreement, otherwise not defined in the context thereof, shall have the meaning ascribed to them in Article X hereof.

      WHEREAS, the Purchasers have indicated a desire to purchase from the Company 1,431,373 shares (the "Purchased Shares") of a newly created series of the Company's convertible preferred stock which is designated as Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), which Purchased Shares are convertible into 14,313,730 shares (subject to adjustment, the "Conversion Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"); and

      WHEREAS, in connection with BellSouth's participation in this Agreement, the Company, BellSouth and certain Affiliates of the Company and BellSouth intend to enter into certain commercial agreements, setting forth the commercial arrangements among the parties in connection with the development, implementation and maintenance of multi-access Internet portals for the Latin American operations of BellSouth and its Affiliates (collectively, the "Commercial Agreement").

      NOW, THEREFORE, for and in consideration of the mutual consents and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

      1.1 PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, at the Closing (as defined below) the Company shall issue and sell to each Purchaser, severally and not jointly, and the Purchasers shall purchase from the Company, severally and not jointly, the Purchased Shares, at a price per share equal to $25.50. The number of Purchased Shares to be purchased by each Purchaser is set forth opposite each Purchaser's name on SCHEDULE A attached hereto. The Purchased Shares shall have the rights, preferences, privileges and restrictions set forth in the Company's Amended and Restated Certificate of Incorporation (the "Charter") and the Certificate of Designation of the Preferences, Rights and Limitations of the Series A Preferred Stock in the form of EXHIBIT A attached hereto (the "Certificate of Designation").

      1.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof, a closing (the "Closing") of the sale and purchase of the Purchased Shares shall take place at the offices of Hughes Hubbard & Reed LLP, One Battery

Park Plaza, New York, New York, at 10:00 A.M., on May 30, 2001, or such other date, time and place as shall be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser the Purchased Shares being acquired by such Purchaser in the form of a certificate issued in such Purchaser's name upon receipt by the Company of payment of the full purchase price therefor by or on behalf of such Purchaser to the Company by certified check or wire transfer of immediately available funds to a bank account designated in writing by the Company at least three (3) business days prior to Closing.

      1.3 SEPARATE SALES. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Purchased Shares to each of the Purchasers is a separate sale being made severally and not jointly to the Purchasers; PROVIDED, HOWEVER, that this Section 1.3 shall not limit the right of the Company not to consummate the Closing if any of the conditions with respect to any Purchaser set forth in Article V hereof are not satisfied.

      1.4 SUBSEQUENT SALES OF SHARES. At any time on or before the 60th day following the Closing, the Company may sell up to the balance of the authorized shares of Series A Preferred Stock not sold at the Closing to such Persons as may be approved by the Board of Directors of the Company. All such sales shall be made on the terms and conditions set forth in this Agreement, including the representations and warranties set forth in Articles II and IV; PROVIDED, HOWEVER, that the purchase price per share shall be not less than the greater of
(i) $25.50 and (ii) an amount equal to 1000% of the average closing sale price of the Common Stock on Nasdaq over the thirty trading days immediately preceding the closing of such sale; PROVIDED, FURTHER, that the Company may deliver a revised Disclosure Schedule to such additional purchasers, in which case the representations and warranties made by the Company to such additional purchasers shall be qualified by such revised Disclosure Schedule. Such sales shall be completed by delivery of (1) the required consideration, (2) a counterpart signature page to this Agreement, and (3) counterpart signature pages to any other agreements to which such subsequent purchaser is a party contemplated by this Agreement. Any shares of Series A Preferred Stock sold pursuant to this
Section 1.4 shall be deemed to be "Purchased Shares" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement and the Schedule of Purchasers shall be amended to reflect such sales. The Company shall amend Schedule A to reflect such subsequent sales.

      1.5 USE OF PROCEEDS. Unless otherwise approved in writing by BellSouth, the Company shall use the proceeds from the sale of the Purchased Shares, net of the payments pursuant to the agreements referred to in Section 2.11 and legal and accounting fees and expenses incurred in connection with the transactions contemplated by this Agreement, towards the Company's development, implementation, maintenance and support of its multi-access portals, including its websites located at www.starmedia.com. In addition, the Company shall dedicate such portion of such net proceeds as may be necessary to fulfill its obligations under the Related Agreements.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as otherwise set forth on the disclosure schedule attached hereto (the "Disclosure Schedule") delivered by the Company to the Purchasers prior to the Closing, the Company makes the following representations and warranties to the Purchasers, understanding and agreeing that the Purchasers are entering into this Agreement in part in reliance on such representations and warranties:

      2.1 ORGANIZATION AND CORPORATE POWER. The Company and each of its subsidiaries, a complete list of which is attached hereto as EXHIBIT B, is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect.

      2.2 AUTHORIZATION. The Company and each of the Subsidiaries have all necessary corporate power and have taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, the Commercial Agreement and any other agreements or instruments executed by the Company and/or the Subsidiaries in connection herewith or therewith (the Commercial Agreement and such other agreements and instruments, collectively, the "Related Agreements"), and the consummation by the Company of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Purchased Shares and the Conversion Shares. Sufficient shares of authorized, but unissued shares of Common Stock have been reserved for issuance upon conversion of the Purchased Shares. The issuance of the Purchased Shares does not, and the Conversion Shares will not, require any further corporate action and is not and, in the case of the Conversion Shares, will not be, subject to any preemptive right, right of first refusal or similar purchase right, and will not cause any outstanding shares of the Company's capital stock to be adjusted, or any additional shares of capital stock to be issued, under any antidilution or similar provision. Assuming that, as of the date of this Agreement and as of the Closing Date, no Purchaser "beneficially owns" (as such term is defined in the Rights Agreement) any shares of the Company's capital stock other than (i) shares of the Company's capital stock contemplated to be issued to any such Person pursuant to this Agreement or any Related Agreement, (ii) as reported on any Schedule 13D or Schedule 13G under the Exchange Act filed with the Commission prior to the date of this Agreement or (iii) shares "beneficially owned" (as such term is defined in the Rights Agreement) by any such Purchaser (other than BellSouth and JP Morgan Partners
(SIBC), LLC) with respect to which the filing with the Commission of a Schedule 13D or Schedule 13G under the Exchange Act is not required, the consummation of the transactions contemplated by this Agreement and the Related Agreements to be consummated on the date of this Agreement or on the Closing Date will not result in the triggering of any right or entitlement of the holders of shares of Common Stock under the Rights Agreement. Assuming due execution and delivery hereof by the other parties hereto, this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions contained in Sections 8.3 and 11.1 may be limited by applicable laws. At the Closing, assuming due execution and delivery thereof by the other Persons contemplated to be a party thereto, the Related Agreements will each constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of any indemnification provisions contained in the Related Agreements similar to the provisions contained in Sections 8.3 and 11.1 may be limited by applicable laws.

      2.3 GOVERNMENT APPROVALS. Assuming the representations and warranties of each Purchaser contained in Section 4.1 are true and correct, no consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Related Agreements, or in connection with the issuance of the Purchased Shares or the Conversion Shares upon conversion of the Purchased Shares, except for (i) those which have already been made or granted,
(ii) the filing of registration statements with the Securities and Exchange Commission (the "Commission") pursuant to Section 8.2, (iii) filings with applicable state securities commission, (iv) the listing of the Conversion Shares on the Nasdaq National Market and (v) the filings under the HSR Act, if required.

      2.4 AUTHORIZED AND OUTSTANDING STOCK.

            (a) The authorized capital stock of the Company (immediately prior to the Closing) will consist of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), of which (x) 2,300,000 shares of Preferred Stock have been designated as Junior Non-Voting Convertible Preferred Stock, Series 1999A (the "1999 Preferred Stock"), (y) 500,000 shares of Preferred Stock have been designated as Series A Junior Participating Preferred Stock and (z) 1,960,784 shares of Preferred Stock have been designated as Series A Preferred Stock.

            (b) All of the issued and outstanding shares of capital stock of the Company are, and when issued in accordance with the terms hereof, the Purchased Shares and the Conversion Shares will be, duly authorized and validly issued and fully paid and non-assessable, with no personal liability attaching to the ownership thereof. When issued in accordance with the terms hereof and, in the case of the Conversion Shares in accordance with the terms of the Charter and the Certificate of Designation, the Purchased Shares and the Conversion Shares will be free and clear of all Liens imposed by or through the Company, except for restrictions imposed by Federal or state securities or "blue sky" laws and except for those imposed pursuant to this Agreement or any of the Related Agreements. As of the Closing, the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Purchased Shares will be as set forth in the Charter and Certificate of Designation and all such designations, powers, preferences, rights, qualifications, limitations and restrictions will be valid, binding and enforceable in accordance with their terms and in accordance with applicable law.

            (c) After giving effect to the transactions contemplated herein to occur at the Closing, if no stock options are exercised between the date of this Agreement and the Closing, there will be (w) 70,245,737 issued and outstanding shares of Common Stock, (x) 234,402 issued and outstanding shares of 1999 Preferred Stock (y) no issued and outstanding shares of Series A Junior Participating Preferred Stock and (z) 1,431,373 issued and outstanding shares of Series A Preferred Stock.

            (d) Except as provided in this Agreement or any of the Related Agreements, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) issued by the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding and (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right. No person or entity is entitled to any preemptive right, right of first refusal or similar rights granted by the Company with respect to the issuance of the Purchased Shares or the Conversion Shares.

      2.5 SUBSIDIARIES. The Company owns directly or indirectly, free and clear of all Liens of any nature, all of the issued and outstanding capital stock of each of the Subsidiaries.

      2.6 SECURITIES LAW COMPLIANCE. Assuming the representations and warranties of the Purchasers set forth in Section 4.1 hereof are true and correct, the offer and sale of the Purchased Shares and the Conversion Shares (the "Issuable Securities") pursuant to this Agreement is exempt from the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has, in connection with the offering of the Issuable Securities, solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Issuable Securities to any person or persons so as to bring the sale of such Issuable Securities by the Company within the registration provisions of the Securities Act or any state securities laws. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

      2.7 COMMISSION DOCUMENTS; FINANCIAL INFORMATION. The Company has made available to the Purchasers true and complete copies of all material SEC Documents filed with the Commission. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and as of their respective dates none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its subsidiaries included in the SEC Documents (the "Financial Statements") were prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present in all material respects the financial position of the Company as of the date thereof or the results of operations and cash flows for the period then ended. The Disclosure Schedule will be true, complete and correct in all material respects as of the Closing Date.

      2.8 ABSENCE OF CERTAIN EVENTS; NO MATERIAL ADVERSE CHANGE. Except as disclosed in the SEC Documents, since March 31, 2001, (i) there has not occurred any event or condition having or, that is reasonably likely to have, a Material Adverse Effect and (ii) the Company has operated in the ordinary course of business. Since March 31, 2001 there has not occurred:

            (a) any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of the Company; or

            (b) any change in the accounting principles, methods, practices or procedures followed by the Company in connection with the business of the Company except as required by GAAP; or

            (c) any granting by the Company or any of the Subsidiaries to any employee earning in excess of $200,000 per year of any increase in compensation, severance or termination pay, including bonuses, loans and salary advances.

            (d) For the purposes of subsection (c), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amount specified in such subsection.

      2.9 LITIGATION. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries that would be reasonably likely to result in a Material Adverse Effect. The foregoing includes actions pending or threatened against the Company or any of the Subsidiaries involving the prior employment of any of the Company's employees, the use by such employees in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or the obligations of such employees under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

      2.10 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. The Company and the Subsidiaries are in compliance with all of the provisions of this Agreement and their respective charters and by-laws (or comparable organizational instruments with different names), and, except as would not be reasonably likely to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries are in default under any mortgage, indenture, lease, license, other agreement or instrument to which it is a party. The Company and the Subsidiaries conduct their business in compliance with all applicable laws, except for such non-compliances as would not be reasonably likely to result in a Material Adverse Effect.

      2.11 NO BROKERS OR FINDERS. Except for J.P. Morgan Chase & Co., whose fees will be paid by the Company pursuant to certain agreements, copies of which have been provided to BellSouth, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of the Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of the Subsidiaries.

      2.12 OBLIGATIONS TO RELATED PARTIES. Except as disclosed in SEC Documents, there are no obligations of the Company and its Subsidiaries to officers, directors, shareholders or employees of the Company or the Subsidiaries other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and the Subsidiaries and
(c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company and the Subsidiaries). The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

      2.13 PATENTS AND TRADEMARKS.

            (a) To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted (the "Intellectual Property"), without any infringement of the rights of others with such exceptions as would not be reasonably likely to result in a Material Adverse Effect.

            (b) As of the date of this Agreement, the Company has not received any communication in writing (or, to the best of the Company's knowledge, other than in writing) alleging that the software to be licensed to BellSouth pursuant to the Commercial Agreement violates any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person.

            (c) The Company has taken all reasonable action to maintain and protect the Intellectual Property and to protect the secrecy and confidentiality of the Intellectual Property.

      2.14 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Company of this Agreement and the Related Agreements do not, and the issuance and delivery of the Purchased Shares and of the Conversion Shares will not, with or without the passage of time or giving of notice, result in any material violation, or be in conflict with or constitute a default under any term of the Company's Charter or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument, contract, judgment, decree, order, or writ to which it is party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, in each case, with such exceptions as would not be reasonably likely to result in a Material Adverse Effect.

      2.15 TAXES.

            (a) The Company and each of the Subsidiaries has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, withholding taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income ("Taxes" or, individually, a "Tax") which have come due and are required to be paid by it through the date of this Agreement, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes.

            (b) The Company and each of the Subsidiaries has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date of this Agreement (including all applicable extensions), and all such Tax returns are accurate and complete in all material respects.

            (c) The Company and each of the Subsidiaries has not received any notice of deficiency with respect to any Tax return and, to the knowledge of the Company, no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax.

            (d) There are no liens for Taxes on the assets of the Company except for liens for current Taxes on the assets of the Company or any of the Subsidiaries not yet due or with respect to Taxes being disputed in good faith by the Company for which the Company or any of the Subsidiaries maintains adequate reserves in its Financial Statements.

      2.16 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company.

      2.17 NON-DISCLOSURE AND DEVELOPMENT AGREEMENTS. Each current employee and consultant of the Company responsible for the design, development or maintenance of the software to be licensed to BellSouth or its Affiliates pursuant to the Commercial Agreement has executed a Non-Disclosure and Development Agreement in the form(s) as delivered to BellSouth prior to Closing (or, in the case of each consultant, an agreement containing provisions substantially similar to the provisions contained in such form(s)).

      2.18 AGREEMENTS WITH STOCKHOLDERS AND REGISTRATION RIGHTS.

            (a) Except (i) as provided in this Agreement, the Charter and the Related Agreements or (ii) as disclosed in the SEC Documents, there are no agreements, written or oral, between the Company and any holder of its capital stock (other than employees of the Company and its subsidiaries which are not executive officers of the Company).

            (b) Except as disclosed in the SEC Documents, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

      2.19 COMPLIANCE WITH LAWS; PERMITS. To the Company's knowledge, the Company and the Subsidiaries are not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of their respective businesses or the ownership of their respective properties which violation is reasonably likely to result in a

Material Adverse Effect. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which is reasonably likely to result in a Material Adverse effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

      2.20 NETWORK REDUNDANCY AND COMPUTER BACK-UP.

            (a) The Company server hardware and supporting equipment used in the Company's services network provide redundancy and meet in all material respects industry standards relating to availability.

            (b) The Company has made back-ups of all material computer software and databases utilized by it and maintains such back-ups at a secure off-site location.

      2.21 INSURANCE. The Company maintains, as to its properties and business, with what the Company believes to be reputable insurers, valid policies of insurance against such casualties and contingencies and of the kinds and in the amounts that are commercially reasonable. With respect to each such insurance policy: (i) the policy is in full force and effect; (ii) the Company has paid all premiums when due and given all notices required to be given, and no event has occurred which, with notice or the lapse of time, would constitute a material breach or default or otherwise permit termination, cancellation, modification or denial of coverage, under the policy; and (iii) no party to the policy has repudiated any of its provisions.

      2.22 FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its subsidiaries, including the Subsidiaries, has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the best of the Company's knowledge, there is not, and there has never been, any employment by the Company or any of its subsidiaries of, or beneficial ownership in the Company or any of its subsidiaries by, any governmental or political official in any country in the world.

                                   ARTICLE III

                            COVENANTS OF THE COMPANY

      Without limiting any other covenants and provisions hereof or as may be otherwise set forth below, the Company covenants and agrees that it will observe the following covenants in accordance with their terms:

      3.1 BOARD OF DIRECTORS. For so long as BellSouth owns at least 5% of the issued and outstanding Common Stock (calculated as though all shares of Preferred Stock are converted into Common Stock), upon written request by BellSouth, the Company shall, at BellSouth's option, either (i) cause the election of, and to thereafter retain in office until such time as BellSouth owns less than 5% of the then issued and outstanding Common Stock (calculated as provided above) a representative designated by BellSouth (a "BellSouth Representative") as a member of its Board of Directors or (ii) permit the BellSouth Representative to attend all meetings of the Company's Board of Directors as an observer. If at any time (i) a BellSouth Representative is serving as a director of the Company and (ii) BellSouth owns less than 5% of the then issued and outstanding Common Stock (calculated as provided above), then, upon the vote of a majority of the Board of Directors (excluding the BellSouth Representative) requesting the BellSouth Representative to resign, BellSouth shall cause such BellSouth Representative to resign from the Company's

Board of Directors or vacate such observer position. Without the prior written consent of BellSouth, excluding the BellSouth Representative, the Company's Board of Directors shall be limited to seven members until such time as BellSouth owns less than 5% of the then issued and outstanding Common Stock (calculated as provided above).

      3.2 TELECOMMUNICATIONS ACT. For so long as the Company is deemed to be an "affiliate" of BellSouth under the Telecommunications Act, the Company will not enter into any business activity which, by virtue of the company being deemed to be an "affiliate" under the Telecommunications Act, would cause BellSouth to violate the Telecommunications Act.

      3.3 RESTRICTED ACTIONS. Without the prior written consent of BellSouth, from the Closing until the second anniversary of the Closing Date, the Company shall not make, solicit, initiate or encourage offers for a business combination that involves a Change in Control of the Company with any Person that directly or indirectly controls one or more telecommunications service providers in Latin America. With respect to any transaction with BellSouth, effective upon consummation of the Closing, the Company shall waive, and the Board of the Company shall authorize the waiver by the Company of, the application of Section 203 of the Delaware General Corporation Law; provided, however, that such waiver shall not apply to any such transaction after the sale by BellSouth of such number of shares of Common Stock or Preferred Stock that BellSouth no longer owns 5% of the issued and outstanding Common Stock (calculated as though all shares of Preferred Stock are converted into Common Stock).

      3.4 PREEMPTIVE RIGHTS.

            (a) Except in the case of Excluded Securities (as hereinafter defined), the Company shall not, from the Closing until BellSouth no longer owns 5% of the issued and outstanding Common Stock (calculated as though all shares of Preferred Stock are converted into Common Stock), issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) capital stock, (ii) any other equity security of the Company,
(iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company or has any other equity feature, (iv) any security of the Company that is a combination of a debt and equity security or (v) any warrant or other right to subscribe for, purchase or otherwise acquire any security of the Company specified in the foregoing clauses
(i) through (v) (an "Equity Financing") unless the Company shall have first offered (the "Offer") to sell to each Major Holder (x) in the case of an acquisition by the Company of any Person (an "Acquisition"), such number of shares of Common Stock as shall be necessary for such Major Holder to maintain the same percentage interest (disregarding, for purposes of determining such percentage, any shares of Common Stock held by such Major Holder other than Purchased Shares and Conversion Shares) in the Company's Common Stock after the consummation of such Acquisition (calculated as though (I) all shares of Preferred Stock are converted into Common Stock and (II) each Major Holder will accept such Offer) (such number of shares of Common Stock, the "Offered Securities"), at a cash purchase price per share of Common Stock equal to (A) the value of the Person being acquired, divided by (B) the number of shares of Common Stock to be issued in connection with such Acquisition (excluding any shares of Common Stock to be issued pursuant to this Section 3.4) (such purchase price per share to be equitably adjusted if any portion of the purchase price to be paid by the Company in connection with such Acquisition will not consist of shares of Common Stock), and on such other material terms and conditions as shall have been reasonably specified by the Company in writing and delivered to such Major Holder or (y) in any case other than an Acquisition, such Major Holder's proportionate percentage (disregarding, for purposes of determining such percentage, any shares of Common Stock held by such Major Holder other than Purchased Shares and Conversion Shares) of the securities specified in the foregoing clauses (i) through (v), based on the number of outstanding shares of Common Stock (calculated as though all shares of Preferred Stock are converted into Common Stock) (such portion of such securities to be offered to such Major Holder, the "Offered Securities"), at a price and on such other material terms and conditions as shall have been specified by the Company in writing and delivered to such Major Holder. Each Offer by its terms shall remain open and irrevocable until the tenth business day after delivery of the Offer to the Major Holders (the "Offer Expiration Date").

            (b) Notice of any Major Holder's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Major Holder and delivered to the Company prior to the applicable Offer Expiration Date, setting forth such portion of the Offered Securities as such Major Holder elects to purchase (the "Notice of Acceptance").

            (c) In the case of an Acquisition, in the event that the terms and conditions of the proposed Acquisition change such that the purchase price per share of the Offered Securities as calculated in accordance with Section 3.4(a)(x) above would be reduced by more than 5%, the Company shall make a new Offer to sell the Offered Securities to such Major Holders in accordance with
Section 3.4(a)(x).

            (d) In any case other than an Acquisition, in the event that Notices of Acceptance are not given by the Major Holders in respect of all the Offered Securities, the Company shall have 180 days from the applicable Offer Expiration Date to sell all or any part of such Offered Securities as to which no Notice of Acceptance has been given by any Major Holder (the "Refused Securities") to any other Person or Persons, but only upon terms and conditions in all material respects, including, without limitation, price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons and no less favorable to the Company than those set forth in the Offer. Simultaneously with the closing of the sale to such other Person or Persons of all the Refused Securities (or, in the case of an Acquisition, simultaneous with the closing of such Acquisition), each Major Holder shall purchase from the Company, and the Company shall sell to such Major Holder, the Offered Securities in respect of which a Notice of Acceptance was delivered to the Company by such Major Holder, on the terms and conditions specified in the Offer; provided, however, that, in the case of an Acquisition, if Notices of Acceptance are not given in respect of all Offered Securities, the number of Offered Securities to be sold by the Company to any Major Holder shall not exceed such number of Offered Securities as shall be necessary for such Major Holder to maintain the same percentage interest (disregarding, for purposes of determining such percentage, any shares of Common Stock held by such Major Holder other than Purchased Shares and Conversion Shares) in the Company's Common Stock after the consummation of such Acquisition (calculated as though all shares of Preferred Stock are converted into Common Stock).

      The rights of the Major Holders under this Section 3.4 shall not apply to the grant or issuance of the following securities (the "Excluded Securities"):

                  (i) stock options granted to officers, directors, employees and consultants of the Company or its subsidiaries pursuant to stock option plans of the Company and the issuance of shares of Common Stock upon exercise of such stock options;

                  (ii) shares of Common Stock issued upon conversion of shares of Series A Junior Participating Preferred Stock, Series A Preferred Stock or 1999 Preferred Stock; or upon exercise of any warrants or options issued to BellSouth; including in each case, any additional shares of Common Stock that may be issued as a result of antidilution provisions, if any, applicable to such shares, warrants or options, as the case may be;

                  (iii) capital stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of capital stock;

                  (iv) shares of Common Stock issued pursuant to contractual obligations of the Company currently in effect (including any contractual obligations pursuant to (a) that certain Securities Purchase Agreement, dated as of the date of this Agreement, by and between the Company and Primedia, Inc. and
(b) that certain Content License Agreement (Starmedia Web Sites), dated as of the date of this Agreement, by and between the Company, About.com, Inc. and Primedia Magazines Inc.); and

                  (v) shares of Series A Preferred Stock issued pursuant to
Section 1.4 of this Agreement.

            (e) Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, in the event of any determination prior to the third anniversary of the Closing Date that BellSouth does not hold at least 5% of the then issued and outstanding Common Stock of the Company (calculated as though all shares of Preferred Stock are converted into Common Stock), if (i) the Commercial Agreement has not been terminated, and (ii) BellSouth would hold at least 5% of such shares had it been permitted to purchase additional shares of Common Stock pursuant to this Section 3.4, but for the operation of Sections 3.4(d)(iv), BellSouth shall be deemed to hold at least 5% of the issued and outstanding Common Stock of the Company (calculated as provided above).

      3.5 EMPLOYEE, OFFICER AND DIRECTOR LOANS. Until the date on which BellSouth no longer holds at least 5% of the issued and outstanding Common Stock of the Company (calculated as though all shares of Preferred Stock are converted into Common Stock), without the prior written consent of BellSouth, the Company shall not make loans to (i) any of the executive officers or directors of the Company or (ii) any employee (other than an executive officer or director) of the Company in an aggregate amount for all such employees of more than $500,000.

      3.6 INFORMATION. The Company shall provide BellSouth with such information as BellSouth may reasonably request from time to time to permit BellSouth and its Affiliates to comply with its accounting and tax reporting requirements, including information regarding the Company's foreign subsidiaries.

      3.7 OPTIONS. Until the date on which BellSouth no longer holds 5% of the issued and outstanding Common Stock of the Company (calculated as though all shares of Preferred Stock are converted into Common Stock), without the prior written consent of BellSouth, the Company shall not grant any options to purchase shares of Common Stock with an exercise price per share which is less than the fair market value of a share of Common Stock on the date such option is granted.

                                   ARTICLE IV

                           INVESTMENT REPRESENTATIONS

      4.1 REPRESENTATIONS AND WARRANTIES. (a) Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, understanding and agreeing that the Company is entering into this Agreement in part in reliance on such representations and warranties, as follows:

                  (i) Such Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

                  (ii) Such Purchaser is duly authorized to execute this Agreement and the Related Agreements to which such Purchaser is a party, and assuming due execution and delivery by the Company of the Agreement, this Agreement constitutes legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions contained in Sections 8.3 and
11.1 may be limited by applicable laws;

                  (iii) At the Closing, assuming due execution and delivery thereof by the other Persons contemplated to be a party thereto, the Related Agreements to which such Purchaser is a party will each constitute a valid and binding obligation of the Purchasers enforceable against each Purchaser in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of any indemnification provisions contained in the Related Agreements similar to the provisions contained in Sections 8.3 and
11.1 may be limited by applicable laws;

                  (iv) Such Purchaser has been advised by the Company that the Purchased Shares and the Conversion Shares have not been registered under the Securities Act, that the Purchased Shares and the Conversion Shares will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by such Purchaser in this Agreement and the Related Agreements. Such Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities;

                  (v) Such Purchaser is purchasing the Purchased Shares and, if applicable, the Conversion Shares for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws;

                  (vi) Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Purchased Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Purchased Shares or the Conversion Shares unless and to the extent it is required to do so pursuant to Article VIII. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Purchased Shares or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose. Such Purchaser represents that by reason of its, or of its management's, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement;

                  (vii) Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Each Purchaser acknowledges to the Company and BellSouth that it is relying entirely on its own due diligence investigation of the Company and is not relying on any due diligence investigation or representation made by BellSouth or any other Purchaser. Such Purchaser has also had the opportunity to ask questions of, and receive answers to the Purchaser's satisfaction from, the Company and its management regarding the terms and conditions of this investment;

                  (viii) Such Purchaser acknowledges and agrees that the Purchased Shares and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations;

                  (ix) Such Purchaser acknowledges and agrees that the Purchased Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in this Agreement and the Related Agreements;

                  (x) No person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon such Purchaser, the Company, or any of its subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser.

            (b) BellSouth represents and warrants to the Company that, except as contemplated by this Agreement, neither it nor any of its affiliates and associates (as such terms are defined in Rule 12b-2 under the Exchange Act) beneficially owns, directly or indirectly, any shares of Common Stock or Preferred Stock for purposes of Rule 13d-3 under the Exchange Act.

      4.2 PERMITTED SALES; LEGENDS. Notwithstanding the foregoing representations, the Company agrees that it will permit a sale or other transfer of any of the Purchased Shares and Conversion Shares if such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Securities Act and applicable state securities or "blue-sky" laws. The certificates representing the Purchased Shares and the Conversion Shares shall bear a legend evidencing such restriction on transfer substantially in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES AND ITS TERRITORIES, POSSESSIONS OR THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN OPINION OF COUNSEL SATISFACTORY TO STARMEDIA NETWORK, INC. IS RECEIVED STATING THAT SUCH TRANSACTION IS NOT SUBJECT TO THE REGISTRATION AND/OR PROSPECTUS DELIVERY REQUIREMENTS OF ANY SUCH JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT STARMEDIA NETWORK, INC. MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 4(2) THEREUNDER AND/OR THE PROVISIONS OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933.

                                    ARTICLE V

                      CONDITIONS OF PURCHASERS' OBLIGATION

      5.1 EFFECT OF CONDITIONS. The obligation of the Purchasers to purchase and pay for the Purchased Shares at the Closing shall be subject at their election to the satisfaction of each of the conditions stated in the following Sections of this Article V (except, in the case of BellSouth, for the condition set forth in Section 5.5).

      5.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of the Closing with the same effect as though made on and as of that date, except for representations and warranties which speak as of a specified date, which shall be true and correct in all material respects as of such specified date.

      5.3 PERFORMANCE. The Company shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing.

      5.4 CERTIFIED DOCUMENTS, ETC. Counsel for the Purchasers shall have received a copy of the Charter, certified by the Secretary of State of the State of Delaware, and copies of the Company's By-Laws and the Certificate of Designation, each certified by its Secretary, as well as any and all other documents, including certificates of incumbency of officers and certificates from appropriate authorities as to the legal existence and good standing of the Company, that the Purchasers or their counsel may reasonably request.

      5.5 BELLSOUTH CONDITIONS. Each of the conditions to BellSouth's obligations set forth in this Article V and in Article VI shall be satisfied or waived.

                                   ARTICLE VI

                      CONDITIONS OF BELLSOUTH'S OBLIGATION

      6.1 EFFECT OF CONDITIONS. In addition to the conditions set forth in
Article V (other than Section 5.5), the obligation of BellSouth to purchase and pay for the Purchased Shares at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article VI.

      6.2 COMMERCIAL AGREEMENT. The Company shall have executed and delivered to BellSouth the Commercial Agreement, previously executed by BellSouth.

      6.3 AGGREGATE INVESTMENT. Purchasers shall have agreed by signing this Agreement, subject to the conditions to Closing contemplated in this Agreement, to purchase Purchased Shares for an aggregate purchase price of no less than $35 million.

      6.4 NO MATERIAL ADVERSE EFFECT. From and after the date hereof until the Closing, there shall not have occurred a Material Adverse Effect.

      6.5 OPINION. BellSouth shall have received an opinion, dated the Closing Date, from the General Counsel of the Company, in the form of EXHIBIT C.

                                   ARTICLE VII

                     CONDITIONS OF THE COMPANY'S OBLIGATION

      7.1 EFFECT OF CONDITIONS. The Company's obligation to sell the Purchased Shares shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article VII.

      7.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects on the date of the Closing with the same effect as though made on and as of that date, except for representations and warranties which speak as of a specified date, which shall be true and correct in all material respects as of such specified date.

      7.3 CERTIFIED DOCUMENTS, ETC. Counsel for the Company shall have received from each Purchaser (other than any Purchaser who is an individual) a copy of such Purchaser's certificate of incorporation, certified by the appropriate Secretary of State, and a copy of such Purchaser's By-Laws, certified by such Purchaser's Secretary, as well as any and all other documents, including certificates of incumbency of officers and certificates from appropriate authorities as to the legal existence and good standing of such Purchaser, that the Company or its counsel may reasonably request.

      7.4 CONSIDERATION FOR THE SHARES. Each of the Purchasers shall have paid the purchase price of the Purchased Shares to be purchased by such Purchaser in full at the Closing either by certified check or by wire transfer of immediately available funds to an account designated in writing by the Company.

      7.5 PERFORMANCE. The Purchasers shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by them at or prior to the Closing.

      7.6 AGGREGATE INVESTMENT. Purchasers shall have agreed by signing this Agreement, subject to the conditions to Closing contemplated in this Agreement, to purchase Purchased Shares for an aggregate purchase price of no less than $35 million.

                                  ARTICLE VIII

                          REGISTRATION RIGHTS AGREEMENT

      8.1 CERTAIN DEFINITIONS. As used in this Article VIII, the following terms shall have the following meanings:

      "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "Registrable Securities" means any of (i) Conversion Shares, (ii) the Other Shares and (iii) any other securities issued or issuable with respect to the Conversion Shares or the Other Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective under the Securities Act by the Commission and such Registrable Security has been disposed of pursuant to such effective registration statement,
(b) such Registrable Security may be resold, without any limitation as to volume, pursuant to Rule 144 under the Securities Act (or a comparable successor rule or regulation), or otherwise may be publicly resold without registration under the Securities Act and without any limitation as to volume or other material restriction, or (c) such Registrable Security is no longer held by the Purchaser to which it was issued pursuant to this Agreement.

      The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

      "Registering Purchasers" shall mean those Purchasers and/or Permitted Transferees registering their Registrable Securities under the Securities Act pursuant to this Article VIII.

      "Registration Expenses" shall mean all expenses, incurred by the Company in complying with Section 8.2.1, 8.2.2 or 8.2.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, stock transfer taxes applicable to the securities registered by each Purchaser and the expense of any special audits incident to or required by any such registration; provided, however, that the Registration Expenses shall not include any and all Selling Expenses or any other expenses of the Purchasers.

      "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Selling Expenses" shall mean all underwriting discounts and selling commissions in connection with the sale by the Registering Purchasers of Registrable Securities.

      8.2 REGISTRATION.

            8.2.1 DEMAND REGISTRATION.

            (a) Subject to the terms and conditions of this Agreement, on or after the earlier of (i) the first anniversary of the Closing Date or (ii) the registration of shares of Common Stock (other than Broker Shares) held by the Founders or any shareholder holding at least 5% of the Company's then outstanding Common Stock (calculated as though all shares of Preferred Stock are converted into Common Stock), the Purchasers or their Permitted Transferees holding in the aggregate at least 40% of the outstanding Registrable Securities may make two (2) written request to the Company for registration under the Securities Act of the sale of Registrable Securities held by such Registering Purchasers (the "Demand Registration"); provided that (i) BellSouth shall be one of the Purchasers making such request and (ii) the Company shall not be obligated to effect more than one (1) Demand Registration pursuant to this Agreement within any 12-month period. Promptly following receipt of any request for a Demand Registration under this Section 8.2.1(a), the Company shall immediately notify any holders of Registrable

Securities from whom a request for a Demand Registration has not been received and shall include in such Demand Registration such Registrable Securities as such holders may specify in writing within 10 Business Days after receipt of such notice. The Company shall use its reasonable best efforts to cause such registration statement to become effective as soon as possible and remain effective for the period ending on the earlier of (i) 90 days from the date of effectiveness of said registration statement and (ii) the sale of all of Registrable Securities held by such Registering Purchasers.

            (b) The Company shall have the right to include its securities sold on its behalf or on behalf of any other stockholder in any registration initiated as a Demand Registration; provided that: (i) such securities are of the same class as the Registrable Securities included in such registration; (ii) if any of the Registrable Securities covered by such registration are sold in an underwritten offering, the Company or such other stockholder agrees in writing to sell its securities on the same terms and conditions as apply to the Registrable Securities being sold; and (iii) if any of the Registrable Securities covered by such registration are to be sold in an underwritten offering and the managing underwriter of such underwritten offering reasonably determines in good faith and advises the parties that the inclusion in such underwritten offering of all the securities proposed to be included in such offering would materially and adversely affect the success of the underwritten offering, then the Company shall include in such registration (but only to the extent of the number of securities that the Company is so advised can reasonably be sold in such offering), FIRST all Registrable Securities duly requested to be registered in such Demand Registration, SECOND any securities the Company is required to register pursuant to the Registration Rights Agreement, THIRD any other securities held by Persons who received contractual registration rights with respect thereto prior to the date of this Agreement, FOURTH any securities that the Company wishes to register for its own account and FIFTH any securities held by Persons who received contractual registration rights with respect thereto after the date of this Agreement; in each case, determined on a pro rata basis if there is more than one holder of such Registrable Securities or securities, as the case may be. Whenever a registration requested pursuant to this Section is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

            (c) The Company shall have the right to select the managing underwriter to administer the Demand Registration if such Demand Registration is an underwritten offering, subject to the approval of BellSouth, which approval shall not be unreasonably withheld or delayed. The Registering Purchasers and the Company shall enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by the Company with the underwriter or underwriters selected for such underwriting, provided that (x) the Registering Purchasers shall have the right to negotiate the economic terms of the offering and (y) such underwriting agreement shall be approved by the Registering Purchasers, such approval not to be unreasonably withheld or delayed.

            (d) Notwithstanding anything to the contrary in this Agreement, the Company will be entitled to postpone the filing of a registration statement required to be filed by it pursuant to this Agreement for ninety (90) days, if
(i) at any time prior to the filing of such registration statement a majority of the Board of Directors of the Company determines, in its good faith business judgment, that such registration and offering is reasonably likely to materially interfere with or otherwise have a material adverse effect on any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its subsidiaries and (ii) the Company gives the Registering Purchasers written notice of such postponement, provided that such postponements may not in any 365-day period occur more than once, and, provided further, that in the event of any such withdrawal or termination of effectiveness, such registration shall not act as a registration effected for purposes of Section 8.2.1(a). Any such notice need not specify the reasons for such suspension if a majority of the Board of Directors of the Company determines, in its good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. In the event of such postponement, the Company will file such registration statement as soon as practicable after it determines, in its good faith business judgment, that such registration and offering will not interfere with the matters described in the first sentence of this Section 8.2.1(d), but in no event more than ninety (90) days after that date that such registration statement would otherwise have been filed, provided that the Registering Purchasers shall have the right to withdraw their request for Demand Registration by giving written notice to the Company within ninety (90) days of receipt of the notice of postponement, and in the event of such withdrawal, the request so withdrawn shall be deemed to have not been made.

            (e) Each Registration Statement in respect of a Demand Registration will be for the offering and sale of such Registrable Securities on such basis as the Registering Purchasers reasonably request; provided, however, that, except as expressly set forth herein, the Company shall not be required to register such Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

            (f) The Company shall promptly prepare and file with the Commission such amendments to the registration statements as may be necessary to keep such registration statements effective in accordance with this Section 8.2.1.

            (g) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of a registration statement, before or after it is declared effective by the Commission, a majority of the Board of Directors of the Company determines, in its good faith business judgment, that such registration and the offering of Registrable Securities covered by such registration statement is reasonably likely to materially interfere with or otherwise have a materially adverse effect on any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its affiliates or require the Company to disclose matters that otherwise would not be required to be disclosed at such time, then the Company may require that no distribution of any Registrable Securities be initiated or continued, as the case may be (a "Blackout Period"), by giving written notice to the Registering Purchasers. Any such notice need not specify the reasons for such suspension if a majority of the Board of Directors of the Company determines, in its good faith business judgment, that doing so would interfere with or adversely affect such transaction or development. In the event that such notice is given, then until a majority of the Board of Directors of the Company has determined, in its good faith business judgment, that such registration and distribution would no longer materially interfere with the matters described in the preceding sentence and has given written notice thereof to the Registering Purchasers, the Company's obligations under this Article VIII will be suspended, provided, that such suspension shall not exceed the first to occur of (x) the filing of the Company's next filing with the Commission and (y) ninety (90) days. The

Company shall extend the period of time the Company is required to maintain effective any registration statement required pursuant to Section 8.2.1 by a length of time equal to the aggregate length of the Blackout Periods. In the event of any suspension of a registration pursuant to this Section 8.2.1(g), the Registering Purchasers shall be entitled to withdraw from such registration upon written notice to the Company, and in the event of such withdrawal, the request so withdrawn shall be deemed to have not been made.

            8.2.2 S-3 REGISTRATION.

            (a) Subject to the terms and conditions of this Agreement, on or after the 60th day after the Closing Date (or, in the case of any S-3 Purchaser who purchased Purchased Shares after the Closing Date, the 60th day after the closing of such purchase) until the first anniversary of the Closing Date (or, in the case of any S-3 Purchaser who purchased Purchased Shares after the Closing Date, the first anniversary of the closing of such purchase), any S-3 Purchaser may make one (1) written request to the Company for registration on Form S-3 or any successor thereto under the Securities Act of the sale of Registrable Securities held by such S-3 Purchaser (the "S-3 Registration"); provided that (i) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such Registrable Securities, (ii) the Company shall not be obligated to effect any S-3 Registration unless the proceeds to be realized in connection with such S-3 Registration shall not reasonably be expected to be less than $1,000,000, (iii) the Company shall not be obligated to effect more than two (2) S-3 Registrations pursuant to this Agreement and (iv) the Company shall not be obligated to effect more than one (1) S-3 Registration pursuant to this Agreement within any 4-month period. Promptly following receipt of any request for an S-3 Registration under this Section 8.2.2(a), the Company shall immediately notify any S-3 Purchasers holding Registrable Securities from whom a request for an S-3 Registration has not been received and shall include in such S-3 Registration such Registrable Securities as such S-3 Purchasers may specify in writing within 10 Business Days after receipt of such notice; provided, however, that the Company shall not be obligated to so notify any S-3 Purchaser or to so include such S-3 Purchaser's Registrable Securities after the first year anniversary of the Closing Date (or, in the case of any S-3 Purchaser who purchased Purchased Shares after the Closing Date, the first anniversary of the closing of such purchase). The Company shall use its reasonable best efforts to cause such registration statement to become effective as soon as possible and remain effective for the period ending on the earlier of (i) 90 days from the date of effectiveness of said registration statement and (ii) the sale of all of Registrable Securities held by such Registering Purchasers.

            (b) The Company shall have the right to include its securities sold on its behalf or on behalf of any other stockholder in any registration initiated as an S-3 Registration; provided that: (i) such securities are of the same class as the Registrable Securities included in such registration; (ii) if any of the Registrable Securities covered by such registration are sold in an underwritten offering, the Company or such other stockholder agrees in writing to sell its securities on the same terms and conditions as apply to the Registrable Securities being sold; and (iii) if any of the Registrable Securities covered by such registration are to be sold in an underwritten offering and the managing underwriter of such underwritten offering reasonably determines in good faith and advises the parties that the inclusion in such underwritten offering of all the securities proposed to be included in such offering would materially and adversely affect the success of the underwritten offering, then the Company shall include in such registration (but only to the extent of the number of securities that the Company is so advised can reasonably be sold in such offering), FIRST all Registrable Securities duly requested to be registered in such S-3 Registration, SECOND any securities the Company is required to register pursuant to the Registration Rights Agreement or Section 8.2.3, THIRD any other securities held by Persons who received contractual registration rights with respect thereto prior to the date of this Agreement, FOURTH any securities that the Company wishes to register for its own account and FIFTH any securities held by Persons who received contractual registration rights with respect thereto after the date of this Agreement; in each case, determined on a pro rata basis if there is more than one holder of such Registrable Securities or securities, as the case may be. Whenever a registration requested pursuant to this Section is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

            (c) The Company shall have the right to select the managing underwriter to administer the S-3 Registration if such S-3 Registration is an underwritten offering. The Registering Purchasers and the Company shall enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by the Company with the underwriter or underwriters selected for such underwriting, provided that (x) the Registering Purchasers shall have the right to negotiate the economic terms of the offering and (y) such underwriting agreement shall be approved by the Registering Purchasers, such approval not to be unreasonably withheld or delayed.

            (d) Notwithstanding anything to the contrary in this Agreement, the Company will be entitled to postpone the filing of a registration statement required to be filed by it pursuant to this Agreement for ninety (90) days, if
(i) at any time prior to the filing of such registration statement a majority of the Board of Directors of the Company determines, in its good faith business judgment, that such registration and offering is reasonably likely to materially interfere with or otherwise have a material adverse effect on any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its subsidiaries and (ii) the Company gives the Registering Purchasers written notice of such postponement, provided that such postponements may not in any 365-day period occur more than once, and, provided further, that in the event of any such withdrawal or termination of effectiveness, such registration shall not act as a registration effected for purposes of Section 8.2.2(a). Any such notice need not specify the reasons for such suspension if a majority of the Board of Directors of the Company determines, in its good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. In the event of such postponement, the Company will file such registration statement as soon as practicable after it determines, in its good faith business judgment, that such registration and offering will not interfere with the matters described in the first sentence of this Section 8.2.2(d), but in no event more than ninety (90) days after that date that such registration statement would otherwise have been filed, provided that the Registering Purchasers shall have the right to withdraw their request for S-3 Registration by giving written notice to the Company within ninety (90) days of receipt of the notice of postponement, and in the event of such withdrawal, the request so withdrawn shall be deemed to have not been made.

            (e) Each Registration Statement in respect of an S-3 Registration will be for the offering and sale of such Registrable Securities on such basis as the Registering Purchasers reasonably request; provided, however, that, except as expressly set forth herein, the Company shall not be required to register such Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

            (f) The Company shall promptly prepare and file with the Commission such amendments to the registration statements as may be necessary to keep such registration statements effective in accordance with this Section 8.2.2.

            (g) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of a registration statement, before or after it is declared effective by the Commission, a majority of the Board of Directors of the Company determines, in its good faith business judgment, that such registration and the offering of Registrable Securities covered by such registration statement is reasonably likely to materially interfere with or otherwise have a materially adverse effect on any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its affiliates or require the Company to disclose matters that otherwise would not be required to be disclosed at such time, then the Company may require that no distribution of any Registrable Securities be initiated or continued, as the case may be (also, a "Blackout Period"), by giving written notice to the Registering Purchasers. Any such notice need not specify the reasons for such suspension if a majority of the Board of Directors of the Company determines, in its good faith business judgment, that doing so would interfere with or adversely affect such transaction or development. In the event that such notice is given, then until a majority of the Board of Directors of the Company has determined, in its good faith business judgment, that such registration and distribution would no longer materially interfere with the matters described in the preceding sentence and has given written notice thereof to the Registering Purchasers, the Company's obligations under this Article VIII will be suspended, provided, that such suspension shall not exceed the first to occur of (x) the filing of the Company's next filing with the Commission and (y) ninety (90) days. The Company shall extend the period of time the Company is required to maintain effective any registration statement required pursuant to
Section 8.2.2 by a length of time equal to the aggregate length of the Blackout Periods. In the event of any suspension of a registration pursuant to this
Section 8.2.2(g), the Registering Purchasers shall be entitled to withdraw from such registration upon written notice to the Company, and in the event of such withdrawal, the request so withdrawn shall be deemed to have not been made.

            8.2.3 PIGGYBACK REGISTRATION.

            (a) If at any time during the period commencing on the earlier of
(i) the first anniversary of the Closing Date or (ii) the registration of shares of Common Stock (other than Broker Shares) held by the Founders or any shareholder holding at least 5% of the Company's then outstanding Common Stock (calculated as though all shares of Preferred Stock are converted into Common Stock) and terminating on the fifth anniversary of the Closing Date, during which a registration statement filed pursuant to Section 8.2.1 or (unless the applicable registration is a registration as described in clause (ii) of this
Section 8.2.3(a)) Section 8.2.2 above is not effective, the Company proposes to register any shares of Common Stock under the Securities Act in connection with an underwritten offering, either for its own account or the account of a security holder or holders exercising their registration rights (except pursuant to (a)

Section 8.2.1 of this Agreement, (b) unless the applicable registration is a registration as described in clause (ii) of this Section 8.2.3(a), Section 8.2.2 of this Agreement or (c) a registration statement filed on Form S-4 or Form S-8 or such other form as shall be prescribed under the Securities Act for the same purposes), the Company will promptly at each such time give written notice to each Purchaser of its intention to do so. Within twenty (20) days after receipt of such notice, each Purchaser may request that the Company register all or part of the Registrable Securities (the "Designated Shares"). Upon receipt of such request, the Company shall use its reasonable best efforts to effect the registration of the Designated Shares identified by including such Designated Shares in such registration statement.

            (b) In the event that securities of the same class as the Designated Shares are being registered by the Company in such registration statement and such securities as well as any of the Designated Shares are to be distributed in an underwritten offering, such Designated Shares shall be included in such underwritten offering on the same terms and conditions as the securities being issued by the Company or sold by the applicable security holder for distribution pursuant to such underwritten offering; PROVIDED, HOWEVER, that if the managing underwriter of such underwritten offering reasonably determines in good faith and advises the parties that the inclusion in such underwritten offering of all the securities proposed to be included in such offering would materially and adversely affect the success of the underwritten offering, then the Company shall include in such registration (but only to the extent of the number of securities that the Company is so advised can reasonably be sold in such offering) (i) if the Company is registering securities in such offering pursuant to Section 4 or Section 5 of the Registration Rights Agreement, FIRST any securities the Company is required to register pursuant to the Registration Rights Agreement, SECOND (a) any other securities held by Persons who received contractual registration rights with respect thereto prior to the date of this Agreement and (b) any Designated Shares, THIRD any securities that the Company wishes to register for its own account and FOURTH any securities held by Persons who received contractual registration rights with respect thereto after the date of this Agreement, (ii) if the Company is registering securities in such offering pursuant to Section 8.2.2, in accordance with clause (iii) of Section 8.2.2(b), or (iii) otherwise, FIRST any securities that the Company wishes to register for its own account, SECOND (a) any Designated Shares or (b) any securities the Company is required to register pursuant to the Registration Rights Agreement, THIRD any other securities held by Persons who received contractual registration rights with respect thereto prior to the date of this Agreement and FOURTH any securities held by Persons who received contractual registration rights with respect thereto after the date of this Agreement; in the case of clauses (i), (ii) and (iii), determined on a pro rata basis if there is more than one holder of such securities or Designated Shares, as the case may be.

            8.2.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with registrations pursuant to Sections 8.2.1, 8.2.2 and 8.2.3 shall be borne by the Company. Subject to Section 11.6, Selling Expenses shall be borne by each Registering Purchaser based upon the number of Registrable Securities registered by each Registering Purchaser on such registration statement.

            8.2.5 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep the Registering Purchasers advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

            (a) Prepare and furnish to each Registering Purchaser and to the underwriters (if any) of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus (any supplements or revisions thereto required under the Securities
Act) and such other documents as each Registering Purchaser and underwriters may reasonably request in order to facilitate the public offering of such securities and make the Company's representatives and the Company's counsel available for discussion of such document and make such changes in such document relating to the Registering Purchaser prior to the filing thereof as each Registering Purchaser, counsel for each Registering Purchaser, or underwriters may reasonably request.

            (b) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by each Registering Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (c) Notify each Registering Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and to promptly prepare and file all amendments or supplements and related revised prospectuses as shall be required under the Securities Act as a result of such untrue statements or omissions.

            (d) Use its reasonable best efforts to comply with all applicable federal and state securities laws (including without limitation the rules and regulations of the Commission), and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five (45) days after the end of a twelve (12) month period after the Closing Date (or within ninety (90) days after the end of a fiscal year).

            (e) At the request of each Registering Purchaser, use its reasonable best efforts to furnish on the date that the Registrable Securities are delivered to any underwriter for sale in connection with a registration pursuant to this Agreement (i) an opinion of the counsel representing the Company for the purposes of such registration, and (ii) a letter from the independent certified public accountants of the Company, each dated such date and in form and substance as is customarily given by counsel and independent certified public accountants to underwriters in an underwritten public offering, addressed to each Registering Purchaser's underwriter and to each Registering Purchaser.

      The Registering Purchasers, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (c) above, will forthwith discontinue, and cause their respective Affiliates to discontinue, disposition of the Registrable Securities until the Registering Purchasers' receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (c) above or until they are advised in writing by the Company that the use of the prospectus may be resumed and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by the Company, the Registering Purchasers will deliver to the Company or destroy all copies, other than permanent file copies then in the possession of the Registering Purchasers or their respective Affiliates, of the prospectus required to be supplemented or amended.

      8.3 INDEMNIFICATION.

            (a) With respect to any registration of Registrable Securities, the Company will indemnify each Registering Purchaser, its officers and directors and each person controlling such Registering Purchaser within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Registering Purchaser, each of their officers, directors and partners, and each person controlling such Registering Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Registering Purchaser, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any underwriter, or such Registering Purchaser or such controlled persons, if there is no underwriter, if a copy of the final prospectus filed with the Commission pursuant to its Rule 424(b) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if such final prospectus cured the untrue statement, alleged untrue statement, omission or alleged omission giving rise to the loss, liability, claim or damage.

            (b) With respect to any registration of Registrable Securities, each Registering Purchaser will indemnify, severally and not jointly, the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Registering Purchaser and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Registering Purchaser under this Section 8.3(b) shall be limited to and in proportion to an amount equal to the net proceeds received by such Registering Purchaser from the sale of the Registrable Securities sold by the Registering Purchaser pursuant to such registration statement. In no event will a Registering Purchaser be required to enter into any agreement or undertaking for the benefit of the Company in connection with any registration under this Agreement providing for any indemnification or contribution obligations on the part of the Purchaser greater than the Registering Purchaser's obligations under this Section 8.3(b).

            (c) Each party entitled to indemnification under this Section 8.3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them, but shall instead in such event pay the fees and costs of separate counsel for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall be entitled to indemnification from any Indemnifying Party for any amounts paid in any settlement effected without the consent of the Indemnifying Party.

            (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party.

      8.4 PURCHASER CONDITIONS. The Company's obligations to the Registering Purchasers under this Article VIII (other than Section 8.3) will be conditioned on compliance with the following:

            (a) The Registering Purchasers and their respective Affiliates will cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, the Registering Purchasers and their respective Affiliates will provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by the Registering Purchasers and to maintain the currency and effectiveness thereof, so long as the Company executes a confidentiality agreement in form and substance reasonably satisfactory to the Registering Purchasers in the event any confidential information is requested by the Company.

            (b) During such time as the Registering Purchasers and their respective Affiliates may be engaged in a distribution of the Registrable Securities, the Registering Purchasers and their respective Affiliates will comply with all applicable laws, including Regulation M promulgated under the Securities Exchange Act, and, to the extent required by such laws, will, among other things: (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (B) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (C) if required by applicable law, rules or regulations, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by the Registering Purchasers and their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that the Company shall provide the Registering Purchasers with an adequate number of copies thereof.

            (c) The Registering Purchasers and their respective Affiliates will permit the Company and its representatives and agents to examine such documents and records as may be reasonably necessary and will supply in a timely manner any information as they may be reasonably requested by the Company to provide in connection with the offering or other distribution of Registrable Securities by the Registering Purchasers.

            (d) On notice from the Company of the happening of any of the events specified in Section 8.2.5(c), or that requires the suspension by the Registering Purchasers and their respective Affiliates of the distribution of any of the Registrable Securities owned by the Registering Purchasers, then the Registering Purchasers and their respective Affiliates will cease offering or distributing the Registrable Securities owned by the Registering Purchasers until the offering and distribution of the Registrable Securities owned by the Registering Purchasers may recommence in accordance with the terms hereof and applicable law.

            (e) The Registering Purchasers and their respective Affiliates will enter into such agreements with the Company and any broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are customarily entered into and made by a seller of securities and such seller's controlling stockholders with respect to secondary distributions under similar circumstances.

                                   ARTICLE IX

                                   TERMINATION

      9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by:

            (a) the mutual written consent of the Company and BellSouth; or

            (b) the Company or any Purchaser, if the Closing has not occurred by the close of business on June 30, 2001.

      9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties hereto, and this Agreement and the Related Agreements and all rights, benefits, interests, claims, obligations and liabilities hereunder and thereunder shall thereupon automatically terminate and become void and have no effect, and all representations, warranties and covenants contained herein and therein shall immediately cease to be in effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of this Section 9.2 and of Sections 11.4, 11.6, 11.9 and 11.12 shall survive the termination of this Agreement; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any willful breach of any of its obligations under this Agreement.

                                    ARTICLE X

                               CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Affiliate" of any Person shall mean any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

      "Agreement" means this Securities Purchase Agreement as from time to time amended and in effect among the parties.

      "Acquisition" shall have the meaning set forth in Section 3.4(a).

      "BellSouth" shall mean BellSouth Enterprises, Inc., a Georgia corporation, its predecessors, successors and permitted assigns.

      "BellSouth Representative" shall have the meaning set forth in Section
3.1.

      "Blackout Period" shall have the meaning set forth in Section 8.2.1(g).

      "Broker Shares" shall mean the shares of Common Stock so designated in
Section 2.18 of the Disclosure Schedule.

      "Certificate of Designation" shall have the meaning set forth in Section 1.1.

      "Change in Control" shall mean (i) the consummation of any merger, consolidation or reorganization (or series of such related transactions) involving the Company and any Person other than BellSouth and its Affiliates unless both (x) the shareholders of the Company immediately prior to such consummation, shall have beneficial ownership of more than 50% of the voting stock of the Company (or if the Company shall not be the surviving company in such merger, consolidation or reorganization, such surviving company) immediately after such consummation, and (y) the Company is not subject to an agreement that contemplates that individuals who are directors of the Company immediately prior to such consummation (or other persons designated by the Company at or before such consummation) shall constitute less than a majority of the directors of the Company or such surviving company, as the case may be, (ii) a change or changes in the membership of the board of directors of the Company which represent a change of a majority or more of such membership during any 12 month period (unless such change or changes in membership are caused by the actions of the then existing board of directors of the Company and do not occur within 12 months of the commencement, threat or proposal of an election contest (as defined in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934), tender offer or other transaction which would constitute a change of control under clause (i) or (ii) above, in each case, by any Person other than BellSouth and its Affiliates), (iii) a sale to any Person other than BellSouth and its Affiliates of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, (iv) the sale to any Person other than BellSouth and its Affiliates of all or substantially all of either (a) the Corporation's content aggregation and distribution business or (b) the Company's wireless portal business, or (v) any Person other than BellSouth and its Affiliates obtaining the right to vote or direct the voting, directly or indirectly, of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

      "Charter" shall have the meaning set forth in Section 1.1.

      "Closing" and "Closing Date" shall the meanings set forth in Section 1.2.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Co-Investor" shall have the meaning set forth in the preamble.

      "Commercial Agreement" shall have the meaning set forth in the second recital.

      "Commission" shall have the meaning set forth in Section 2.3.

      "Common Stock" shall have the meaning set forth in the first recital.

      "Company" shall mean StarMedia Network, Inc., a Delaware corporation, its predecessors, successors and permitted assigns.

      "Company Basket Amount" shall have the meaning set forth in Section
11.1(a).

      "Confidentiality Agreement" shall have the meaning set forth in Section 11.4.

      "Conversion Shares" shall have the meaning set forth in the first recital.

      "Demand Registration" shall have the meaning set forth in Section
8.2.1(a).

      "Designated Shares" shall have the meaning set forth in Section 8.2.3(a).

      "Disclosure Schedule" shall have the meaning set forth in Article II.

      "Equity Financing" shall have the meaning set forth in Section 3.4(a).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Excluded Securities" shall have the meaning set forth in Section 3.4(d).

      "Financial Statements" shall have the meaning set forth in Section 2.7.

      "Founders" shall mean Fernando J. Espuelas, Jack C. Chen and Enrique Narisco.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indemnified Party" and "Indemnifying Party" shall have the meanings set forth in Section 7.3(c).

      "Indemnification Claim" shall have the meaning set forth in Section
11.1(c).
      "Indemnification Event" shall have the meaning set forth in Section
11.1(c).

      "Intellectual Property" shall have the meaning set forth in Section
2.13(a).

      "Issuable Securities" shall have the meaning set forth in Section 2.6.

      "knowledge" means, as to the Company or any of its subsidiaries, the collective actual knowledge of the directors and executive officers of the Company.

      "Legal Expenses" shall have the meaning set forth in Section 11.1(a).

      "Lien" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction on transferability, adverse claim by a third party, title defect or encumbrance of any nature whatsoever on any property or property interest (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing.

      "Losses" shall have the meaning set forth in Section 11.1(a).

      "Major Holder" shall mean, with respect to any Offer, any Purchaser who as of the date of such Offer, owns 5% or more of the then issued and outstanding Common Stock (calculated as though all shares of Preferred Stock are converted into Common Stock).

      "Material Adverse Effect" shall mean a material adverse effect upon the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that a Material Adverse Effect shall not include any circumstance, change in or effect on the Company or any of its subsidiaries that (A) is not likely to recur and has been substantially remedied without having materially damaged the reputation or goodwill of the Company and its subsidiaries taken as a whole, (B) is attributable to changes in general economic, regulatory or political conditions,
(C) arises as a result of this Agreement or the transactions contemplated hereby or the announcement hereof or thereof or (D) arises as a result of a continuing loss from operations.

      "1999 Preferred Stock" shall have the meaning set forth in Section 2.4(a).

      "Notice of Acceptance" shall have the meaning set forth in Section 3.4(b).

      "Offer" shall have the meaning set forth in Section 3.4(a).

      "Offer Expiration Date" shall have the meaning set forth in Section
3.4(a).

      "Offered Securities" shall have the meaning set forth in Section 3.4(a)

      "Other Shares" shall mean any shares of Common Stock specifically designated as such in writing by the Company.

      "Permitted Transferee" shall have the meaning set forth in the Commercial Agreement.

      "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

      "Preferred Stock" shall have the meaning set forth in Section 2.4(a).

      "Purchased Shares" shall have the meaning set forth in the first recital.

      "Purchaser Basket Amount" shall have the meaning set forth in Section 11.1(b).

      "Purchasers" shall have the meaning set forth in the preamble.

      "Section 11 Indemnified Party" shall have the meaning set forth in Section 11.1(c).

      "Recovery" shall have the meaning set forth in Section 11.1(f).

      "Registration Rights Agreement" shall mean that certain Amended and Restated Registration Rights Agreement, dated as of August 31, 1998, by and among the Company and the several Persons named therein, as amended.

      "Related Agreements" shall have the meaning set forth in Section 2.2.

      "Rights Agreement" shall mean that certain Rights Agreement, dated as of May 21, 1999, between the Company and American Stock Transfer & Trust Company, a New York banking corporation, as amended.

      "SEC Documents" means all reports, schedules, registration statements and other documents (including all exhibits and schedules thereto) filed by the Company with the Commission on or after March 18, 1999, and prior to the date of this Agreement.

      "Section 11 Indemnified Party" shall have the meaning set forth in Section 11.1(c).

      "Section 11 Indemnifying Party" shall have the meaning set forth in
Section 11.1(c).

      "Securities Act" shall have the meaning set forth in Section 2.4(d).

      "Securities Exchange Act" shall have the meaning set forth in Section 8.1.

      "Series A Preferred Stock" shall have the meaning set forth in the first recital.

      "Subsidiary" shall mean the subsidiaries of the Company listed on EXHIBIT
D.

      "S-3 Purchaser" shall mean any Purchaser who purchased Purchased Shares for an aggregate consideration of less than $4,000,000.

      "S-3 Registration" shall have the meaning set forth in Section 8.2.2(a).

      "Tax" or "Taxes" shall have the meaning set forth in Section 2.14.

      "Telecommunications Act" shall mean the United States Telecommunications Act of 1996.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 SURVIVAL OF REPRESENTATIONS. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closing of the transactions contemplated hereby. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or action with respect thereto may be brought after, the first anniversary of the Closing Date, except that the representations and warranties contained in Sections 2.4(b), 2.6, 2.15 and 4.1 hereof shall survive indefinitely. The parties shall indemnify each other as set forth below:

            (a) Subject to the immediately preceding two sentences and Section 11.1(e), the Company hereby agrees to indemnify and hold harmless each Purchaser from, and to reimburse each Purchaser for, on a net after-tax basis, any and all losses, damages, liabilities, claims and fees, costs and expenses of any kind related thereto ("Losses") (including, without limitation, any reasonable Legal Expenses (as defined below) but excluding any such Losses to the extent recoverable by Buyer under any applicable insurance policy) which are the direct and proximate result of (i) the inaccuracy or breach as of the Closing Date of any representation or warranty of the Company contained in Article II of this Agreement or (ii) the breach by the Company of or failure by the Company to perform any of its covenants or agreements contained in this Agreement; provided, however, that (A) the Company shall not be responsible for any Losses with respect to the matters referred to in this Section 11.1(a) until the cumulative aggregate amount of such Losses (calculated on a net after-tax basis as described above), exceeds $500,000 (the "Company Basket Amount"), in which case the Company shall then be liable only for such Losses (calculated on a net after-tax basis as described above) in excess of the Company Basket Amount and
(B) the cumulative aggregate indemnity obligation of the Company under this
Section 11.1 shall in no event exceed $35,000,000. As used herein, "Legal Expenses" shall mean the fees, costs and expenses of any kind incurred by any Person indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

            (b) Subject to the first two sentences of this Section 11.1, each Purchaser hereby severally agrees to indemnify and hold harmless the Company from, and to reimburse the Company for, on a net after-tax basis, any Losses (including, without limitation, any reasonable Legal Expenses), which are the direct and proximate result of (i) the inaccuracy or breach as of the Closing Date of any representation or warranty of such Purchaser contained in Article IV of this Agreement, or (ii) the breach by such Purchaser of or failure by such Purchaser to perform any of its covenants or agreements contained in this Agreement; provided, however, that (A) such Purchaser shall not be responsible for any Losses with respect to the matters referred to in this Section 11.1(b) until the cumulative aggregate amount of such Losses (calculated on a net after-tax basis as described above), exceeds 1% of the purchase price paid by such Purchaser for the Purchased Shares purchased by such Purchaser pursuant to this Agreement (with respect to each Purchaser, the "Purchaser Basket Amount"), in which case such Purchaser shall then be liable only for such Losses (calculated on a net after-tax basis as described above) in excess of such Purchaser's Purchaser Basket Amount and (B) the cumulative aggregate indemnity obligation of such Purchaser under this Section 11.1 shall in no event exceed the purchase price paid by such Purchaser for the Purchased Shares purchased by such Purchaser pursuant to this Agreement.

            (c) As promptly as practicable after the Company or any of its Affiliates, on the one hand, or any Purchaser or any of its Affiliates, on the other hand, shall receive any notice of, or otherwise become aware of, the commencement of any action, suit or proceeding, the assertion of any claim, the occurrence of any event, the existence of any fact or circumstance or the incurrence of any Loss, for which indemnification is provided for by this
Section 11 (an "Indemnification Event"), the party entitled to indemnification (a "Section 11 Indemnified Party") shall give written notice (an "Indemnification Claim") to the party from which indemnification is sought (a "Section 11 Indemnifying Party") describing in reasonable detail the basis of such Indemnification Claim. If the Section 11 Indemnifying Party is not so notified by the Section 11 Indemnified Party within 30 calendar days after the date of the Section 11 Indemnified Party's receipt of notice of, or of the
Section 11 Indemnified Party's becoming aware of, any Indemnification Event, the
Section 11 Indemnifying Party shall be relieved of all liability hereunder to any Section 11 Indemnified Party in respect of such Indemnification Event (or the facts or circumstances giving rise thereto) to the extent that the Section 11 Indemnifying Party is materially prejudiced by the failure to give such prompt notice. If such Indemnification Claim involves the claim of any third party, the Section 11 Indemnifying Party shall be entitled to participate in, and assume sole control over, the defense and settlement of such claim; provided, however, that (i) the Section 11 Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party, which shall not be unreasonably withheld or delayed, before entering into any settlement of such claim or ceasing to defend against such claim, if as a result of such settlement injunctive or other equitable relief would be imposed against the Indemnified Party. After written notice by the Section 11 Indemnifying Party to the Section 11 Indemnified Party of its election to assume control of the defense of any such claim, the Section 11 Indemnifying Party shall not be liable to such Section 11 Indemnified Party hereunder for any Legal Expenses subsequently incurred by such Section 11 Indemnified Party in connection therewith. If the Section 11 Indemnifying Party does not assume sole control over the defense or settlement of such claim as provided in this Section 11(c) within a reasonable period of time, the Section 11 Indemnifying Party shall have the right to defend and upon obtaining the written consent of the Indemnifying Party which will not be unreasonably withheld or delayed, settle the claim in such manner as it may deem appropriate, and the Section 11 Indemnifying Party shall promptly reimburse the Section 11 Indemnified Party therefor in accordance with Section 11(a) or (b), as appropriate. The Section 11 Indemnifying Party shall not be liable under this Section 11 for any settlement or compromise effected without its consent.

            (d) In the event of any Indemnification Claim involving the claim of any third party, the Indemnified Party shall cooperate fully (and shall cause its Affiliates to cooperate fully) with the Section 11 Indemnifying Party in the defense of any such claim under this Section 11. Without limiting the generality of the foregoing, the Section 11 Indemnified Party shall furnish the Section 11 Indemnifying Party with such documentary or other evidence as is then in its or any of its Affiliates' possession as may reasonably be requested by the Section 11 Indemnifying Party for the purpose of defending against any such claim.

            (e) The rights and remedies of the Company and the Purchasers under this Section 11.1 are exclusive and in lieu of any and all other rights and remedies which the Company, on the one hand, or any Purchaser, on the other hand, as the case may be, may have against the other, under this Agreement or otherwise, (i) with respect to (x) the inaccuracy of any representation, warranty, certification or other statement made (or deemed made) by any Purchaser or the Company in or pursuant to this Agreement, or (y) any breach of, or failure to perform or comply with, any covenant or agreement set forth in this Agreement or (ii) otherwise with respect to the transactions contemplated by this Agreement. All claims for indemnification on account of any inaccuracy of any representation or warranty of the Company and the Purchasers contained in this Agreement (including, without limitation, any claim for indemnification on account of any matter described in clause (i) of Section 11.1(a) or clause (i) of Section 11.1(b)), must be asserted, if at all, in good faith and in accordance with the provisions of Section 11.1(c), on or prior to the first anniversary of the Closing Date. Each Purchaser, on behalf of itself and its Affiliates, hereby (i) waives and releases the Company from any statutory or other right of contribution of indemnity with respect to the operations of, or otherwise relating to, the Company and (ii) waives and releases all rights of subrogation with respect to claims relating thereto.

            (f) If at any time subsequent to the receipt by a Section 11 Indemnified Party of an indemnity payment hereunder, such Section 11 Indemnified Party (or any Affiliate thereof) receives any recovery, settlement or other similar payments with respect to the Loss for which it received such indemnity payment (the "Recovery"), such Section 11 Indemnified Party shall promptly pay to the Section 11 Indemnifying Party an amount equal to the amount of such Recovery, less any expense incurred by such Section 11 Indemnified Party (or its Affiliates) in connection with such Recovery, but in no event shall any such payment exceed the amount of such indemnity payment.

      11.2 PARTIES IN INTEREST. All covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto. Except as may be required to be disclosed by order of a court or otherwise required by law including the federal securities laws, the parties agree to maintain in confidence the terms of the purchase of the Purchased Shares hereunder.

      11.3 SHARES OWNED BY AFFILIATES. For the purposes of applying all provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified number or percentage of shares, the shares owned of record by any Affiliate of a Purchaser shall be deemed to be owned by such Purchaser.

      11.4 AMENDMENTS AND WAIVERS. Amendments or additions to this Agreement may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Purchasers. This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this

Agreement) and the Confidentiality Agreement dated as of July 6, 2000, between BellSouth and the Company (the "Confidentiality Agreement") constitute the full and complete agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to the subject matter hereof, including without limitation the Letter of Intent among the parties hereto, dated March 22, 2001. Notwithstanding any provision to the contrary in this Agreement, the Confidentiality Agreement shall remain in full force and effect.

      11.5 NOTICES. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchasers at the address set forth or referred to below or to such other address as may be furnished in writing to the other parties hereto:

The Company:               StarMedia Network, Inc.
                           75 Varick Street, 8th Floor
                           New York, New York 10013
                           Attention: Justin Macedonia, Esq.
                           Tel: (212) 905-8440
                           Fax: (212) 905-8420
                           E-mail: Justin@starmedia.com

with copy to:              Hughes Hubbard & Reed LLP
                           One Battery Park Plaza
                           New York, New York 10004
                           Attention: Kenneth A. Lefkowitz, Esq.
                           Tel: (212) 837-6000
                           Fax: (212) 422-4726
                           E-mail: lefkowit@hugheshubbard.com

BellSouth:                 BellSouth Enterprises, Inc.
                           c/o BellSouth Corporation
                           1155 Peachtree Street, N.E., Suite 2000
                           Atlanta, Georgia 30309
                           Attention: Charles R. Morgan
                           Tel: (404) 249-2050
                           Fax: (404) 249-5948
                           E-mail: charles.morgan@bellsouth.com

With a copy to :           BellSouth International, Inc.
                           1100 Peachtree Street, N.E., Suite 1000
                           Atlanta, Georgia 30309
                           Attention: Jeffrey A. Dickerson
                           Tel: (404) 249-2621
                           Fax: (404) 249-0775
                           E-mail: jeffrey.dickerson@bellsouth.com

With a copy to :           BellSouth International, Inc.
                           1100 Peachtree Street, N.E., Suite 1000
                           Atlanta, Georgia 30309
                           Attention: Al Gonzalez-Pita
                           Tel: (404) 249-4426
                           Fax: (404) 249-0562
                           E-mail: alberto.gonzalez-pita@bellsouth.com

If to any Co-Investor:

                           to its address set forth on Schedule A hereto.

      All such notices, request, demands, consents and other communications shall be deemed to have been duly given or sent seven (7) days following the date on which mailed, or on the date on which delivered by hand, by facsimile transmission or e-mail (receipt confirmed), as the case may be, and addressed as aforesaid.

      11.6 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

      11.7 COUNTERPARTS. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

      11.8 EFFECT OF HEADINGS. The article and section headings herein are for convenience only and shall not affect the construction or interpretation hereof.

      11.9 GOVERNING LAW. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in New York County and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

      11.10 ASSIGNMENT. This Agreement may not be assigned by any of the Purchasers without the prior written consent of the Company; provided, however, that each Purchaser may assign this Agreement to such Purchaser's successor. The Company may not assign or transfer any of its rights pursuant to this Agreement except by operation of law unless the Company first obtains the express written consent of the Purchasers. Any assignment in violation of the terms of this Agreement shall be null and void AB INITIO.

      11.11 NO PRESUMPTION. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

      11.12 WAIVER OF JURY TRIAL. Each of the Company, BellSouth and each other Purchaser hereby expressly waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, any Related Agreement or any dealings between them relating to the subject matter of this Agreement or the Related Agreements. The Company and the Purchasers also waive any bond or surety or security upon such bond which might, but for this waiver, be required of any party. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company and the Purchasers further warrant and represent that each has reviewed this waiver with its legal counsel and that each voluntarily waives its jury rights following consultation with legal counsel. This waiver is irrevocable and may only be modified either orally or in amendments, renewals, supplements or modifications to this agreement, any other related agreement or the purchased shares. In the event of litigation, this agreement may be filed as a written consent to a trial (without a jury) by the court.

      11.13 WORD MEANING; SCHEDULES; EXHIBITS. The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The word "including" (and grammatical variations thereof) shall be construed to mean "including, without limitation" (and grammatical variations thereof), and shall not be interpreted so as to imply exclusivity or comprehensive listing, unless the context otherwise requires. The singular shall include the plural and masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. References to Articles, Sections, Schedules and Exhibits, shall be construed as references to the Articles and Sections of, and the Schedules and Exhibits to, this Agreement unless the context otherwise requires. All such Schedules and Exhibits shall be deemed to be, and constitute, an integral part hereof for all purposes.

                                   * * * * * *

      IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.


                                          THE COMPANY:

                                          STARMEDIA NETWORK, INC.

                                          By: /s/ Fernando J. Espuelas
                                             ------------------------------
                                             Name:  Fernando J. Espuelas
                                             Title: Chief Executive Officer


                                          PURCHASERS:

                                          BELLSOUTH ENTERPRISES, INC.

                                          By: /s/ Jeffrey A. Dickerson
                                             ------------------------------
                                             Name:  Jeffrey A. Dickerson
                                             Title: Authorized Signatory


                                          PRIMEDIA INC.

                                          By: /s/ Beverly C. Chell
                                             ------------------------------
                                             Name:  Beverly C. Chell
                                             Title: Vice Chairman


                                          JP MORGAN PARTNERS (SIBC), LLC

                                          By: /s/ Susan L. Segal
                                             ------------------------------
                                             Name:  Susan L. Segal
                                             Title: Partner

                                             /s/ Henry Kravis
                                             ------------------------------
                                             Henry Kravis


                                             /s/ Jorge Etchepare
                                             ------------------------------
                                             Jorge Etchepare


                                           RUSHCUTTER ENTERPRISES, LLC


                                           By: /s/ Gaelle Vasserot
                                              ------------------------------
                                              Name:  Hazel Altham/
                                                     Gaelle Vasserot
                                              Title: Authorized Signatories


                                           BRENTWOOD CORPORATION


                                           By: /s/ Robert K. Hamshaw
                                              ------------------------------
                                              Name:  Robert K. Hamshaw
                                              Title: Attorney-In-Fact

                                      S-2